                                                                EXHIBIT 10.4

                              CONSULTING AGREEMENT


         This CONSULTING AGREEMENT (the "AGREEMENT") is entered into as of this 25th day of March, 1995, subject to satisfaction of the condition set forth in
Section 5.10 hereof, by and between ROLLERBALL INTERNATIONAL INC., a corporation organized under the laws of Delaware ("ROLLERBALL"), and FRANCO ROSSO, an individual ("ROSSO").

                                    RECITALS

         A. Rollerball is engaged in the business of developing, manufacturing and distributing inline skates and accessories principally in the United States of America.

         B. Rosso is the inventor of the inline skates manufactured and distributed by Rollerball.

         C. Rollerball all desires to be assured of the continued association and services of Rosso. in order to take advantage of his experience, abilities and knowledge of Rollerball's business, and is willing to engage Rosso, and Rosso desires to be so engaged on the terms and conditions set forth in this Agreement.

         D. Rosso from time to time in the course of his relationship with Rollerball may learn trade secrets and other confidential information concerning Rollerball, and Rollerball desires to safeguard such trade secrets and confidential information against unauthorized use and disclosure.

         E. This Agreement memorializes terms and conditions agreed to by and between Rollerball and Rosso in an agreement dated August 6, 1992, as modified on December 21,1992.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the foregoing premises, and on the basis f the representations, warranties, covenants and agreements set forth below, Rollerball and Rosso agree as follows:

                  1.       CONSULTING SERVICES

                           1.1 Retention. Rollerball hereby retains Rosso as a
consultant, and Rosso hereby accepts such appointment, on the terms and conditions set forth below, to perform during the term of this Agreement such services as are required hereunder.

                           1.2 Duties.

                                    (a)     Rosso shall render such services to
Rollerball, and shall perform such duties and acts, as reasonably may be required by Rollerball in connection with of Rollerball's business.

                                    (b)     The services to be rendered by Rosso
hereunder, shall, at the request of Rollerball, include, but not be limited to, the following:

                                            (i) The development of design
improvements in Rollerball skate products;

                                            (ii) The design of new skate
products to be manufactured and distributed by Rollerball;

                                            (iii) Production and other technical
assistance related to the manufacture of Rollerball skate products; and

                                            (iv) Any other services reasonably
required by Rollerball in the development of Rollerball skate products and their introduction to the market.

                           1.3      Performance of Duties. Rosso shall devote
such time, ability and attention to Rollerball's business as Rollerball may reasonably deem to be necessary or advisable to the discharge of Rosso's duties hereunder in a professional and businesslike manner.

                           1.4      Relationship.  Rosso shall be an independent
contractor of Rollerball. Nothing in this Agreement shall be construed to give Rosso any rights as an employee, agent, partner or joint venturer of Rollerball or to entitle Rosso to control in any manner the business of Rollerball or to incur any debt, liability or obligation on behalf of Rollerball.

                           1.5      Products. Rosso hereby acknowledges and
agrees that the results, proceeds and products of the consulting services rendered by Rosso hereunder are, and will be created by Rosso as, a "work for hire" specifically ordered or commissioned by Rollerball and, accordingly, are the exclusive and valuable property of Rollerball. Rollerball shall have the exclusive right to use, refrain from using, change, modify, add to, subtract from, exploit or otherwise turn to account any such results, proceeds or products in such manner and in any and all media, whether now known or hereafter devised, throughout the world, in perpetuity, as Rollerball in its sole discretion shall determine.

                  2.       COMPENSATION

                           As the total consideration for the services which
Rosso shall render hereunder, Rosso shall be entitled to a monthly consulting fee of $4,000.00, commencing on January 1, 1995. Rosso hereby acknowledges receipt of two (2) post-dated checks, each in the amount of $4,000.00, in payment of the amounts due to Rosso hereunder on January 1 and February 1, 1995.

                  3.       TERM AND TERMINATION

                           3.1      Term. Unless sooner terminated pursuant to
Section 3.2 hereof, the term of Rosso's relationship with Rollerball under
Section 1.1 shall be for a seven-year period commencing on the date hereof and ending on March 24th 2002 (the "Term").

                           3.2      Termination for Cause. Rosso's relationship
with Rollerball shall terminate prior to the expiration of the Term of this Agreement at the Company's option in the event of a material breach of the Agreement by reason of Rosso's continued and willful failure or refusal to substantially perform his duties in accordance with the Agreement; provided, however, that no termination shall occur under this Section 3.2 unless Rosso first shall have received written notice specifying the acts or omissions alleged to constitute such breach and, if such breach can be corrected, it continues after Rosso shall have had reasonable opportunity to correct it.

                           3.3      Duties Upon Termination. In the event that
Rosso's relationship with Rollerball under this Agreement is terminated, whether at the expiration of the Term or at any earlier time pursuant to Section 3.2 above, neither Rollerball nor Rosso shall have any remaining duties or obligations hereunder, except that (i) Rollerball shall promptly pay to Rosso, or his estate, such compensation as is due pursuant to Section 2, prorated through the date of termination and (ii) Rosso shall continue to be bound by
Section 4 hereof.

                  4.       INTELLECTUAL PROPERTY

                           4.1      Noncompetition.

                                    (a) As used in this Agreement, the term
"Competitive Activity" shall mean any participation in, assistance of, employment by, ownership of any interest in, acceptance of business from or assistance, promotion or organization of any person, partnership, corporation, firm, association or other business organization, entity or enterprise which, directly or indirectly, is engaged in, or hereinafter engages in, research on, or development, production, marketing, leasing or selling of, any product, process or service which is the same as, similar to or in competition with any line of business or research in which Rollerball is now engaged or hereinafter engages, whether as an agent, consultant, employee, officer, director, investor, partner, shareholder, proprietor or in any other individual or representative capacity, but excluding the holding for investment of less than five percent

(5%) of the outstanding securities of any corporation which are regularly traded on a recognized stock exchange.

                                    (b) During the term of his relationship with
Rollerball and for one (1) year thereafter (such period not to include any period of violation hereof or period required for litigation to enforce this paragraph), Rosso shall refrain, without the prior written consent of Rollerball in each instance, from engaging in any Competitive Activity which would be reasonably likely, as determined by Rollerball in its sole discretion, to result in the disclosure or use of any Trade Secret (as defined below) in any of the following geographic areas

                                    (i) the State of California;

                                    (ii) the United States;

                                    (iii) the United States, Japan and the
European Economic Community; and

                                    (iv) anywhere in the world.

                           4.2      Trade Secrets. Rosso shall not, without the
prior written consent of Rollerball in each instance, disclose or use in any way, either during the term of his relationship with Rollerball or thereafter, except as required in the course of such relationship, any confidential business or technical information or trade secret of Rollerball acquired in the course of such relationship, whether or not patentable, copyrightable or otherwise protected by law, and whether or not conceived of or prepared by him (collectively, the "Trade Secrets"), including, without limitation, any information concerning customer lists, products, formulas, procedures, operations, investments, financing, costs, employees, purchasing, accounting, marketing, merchandising, sales, salaries, pricing, profits and plans for future development, the identity, requirements, preferences, practices and methods of doing business of specific parties with whom Rollerball transacts business, and all other information which is related to any product, service or business of Rollerball, other than information which is generally known in the industry in which Rollerball transacts business or is acquired from public sources; all of which Trade Secrets are the exclusive and valuable property of Rollerball.

                           4.3 Tangible Items. All files, accounts, records,
documents, books, forms, notes, reports, memoranda, studies, compilations of information, correspondence and all copies, abstracts and summaries of the foregoing, and all other physical items related to Rollerball, other than a merely personal item, whether of a public nature or not, and whether 4 prepared by Rosso or not, are and shall remain the exclusive property of

Rollerball and shall not be removed from the premises of Rollerball, except as required in the course of rendering consulting services to Rollerball, without the prior written consent of Rollerball's Board of Directors in each instance, and the same shall be promptly returned to Rollerball by Rosso on the expiration or termination of his relationship with Rollerball or at any time prior thereto upon the request of Rollerball.

                           4.4 Solicitation of Employees. During the term of his
relationship with Rollerball and for one (1) year thereafter (such period not to include any period of violation hereof or period which is required for litigation to enforce this paragraph), Rosso shall not, directly or indirectly, either for his own benefit or purposes or the benefit or purposes of any other person employ or offer to employ, call on, solicit, interfere with or attempt to divert or entice away any employee or independent contractor of Rollerball (or any person whose employment or status as an independent contractor has terminated within the twelve (12) months preceding the date of such solicitation) in any capacity if that person possesses or has knowledge of any Trade Secrets of Rollerball.

                           4.5      Injunctive Relief. Rosso hereby acknowledges
and agrees that it would be difficult to fully compensate Rollerball for damages resulting from the breach or threatened breach of the foregoing provisions and, accordingly, that Rollerball shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages and without the necessity of posting any bond or other undertaking in connection therewith. This provision with respect to injunctive relief shall not, however, diminish Rollerball's right to claim and recover damages.

                           4.6 Representations and Warranties. Rosso hereby
represents and warrants that (i) to the best of his knowledge, the results, proceeds and products of the consulting services rendered by Rosso hereunder (including, but not limited to, the design of the inline skates manufactured and distributed by Rollerball) shall be original with Rosso or in the public domain and shall not infringe any patent, copyright or other proprietary right of any third party, (ii) he has the right to execute and deliver this Agreement and to consummate the transactions hereunder without the approval or consent of any other person, (iii) this Agreement is a legal, valid and binding agreement of Rosso and enforceable against him in accordance with its terms and (iv) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not infringe any agreement to which Rosso is a party.

                  5.       MISCELLANEOUS

                           5.1 Severable Provisions. The provisions of this
Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable. For the purpose of determining the scope of the covenant set forth in Section 4.1(b), each of subparagraphs (i), (ii), (iii) and (iv) shall be considered a separate covenant such that if the geographic scope of any such subparagraph shall be determined by a court of competent jurisdiction to be excessive and invalid, such subparagraph shall be severed and the remaining subparagraphs shall be deemed enforceable and remain in full force and effect.

                           5.2 Successors and Assigns. All of the terms,
provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the 'parties hereto and their respective heirs, representatives, successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by Rosso without the prior written consent of Rollerball in each instance.

                           5.3 Governing Law. The validity, construction and
interpretation of this Agreement shall be governed in all respects by the laws of the State of California.

                           5.4 Consent to Jurisdiction. Each party hereto, to
the fullest extent it may effectively do so under applicable law, irrevocably
(i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (iii) agrees that a judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America or the State of California (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to the address of such party specified in or designated pursuant to Section 5.7. Each party agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

                           5.5 Headings. Section and subsection headings are not
to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

                           5.6 Entire Agreement. This Agreement constitutes the
entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements) understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

                           5.7 Notice. Any notice or other communication
required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one
(1) week alter having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth below or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified below and the. appropriate answer back or telephonic confirmation is received:

                  If to Rollerball:

                  Rollerball International Inc.
                  9255 Doheny Road, Suite 2705

                  Los Angeles, California 90069
                  Attention: Jack Forcelledo, President
                  Telecopier Number: (310) 275-3081

                  With a copy to:

                  Manatt, Phelps & Phillips
                  11355 West Olympic Boulevard
                  Los Angeles, California 90064
                  Attention: Paul H. Irving, Esq.
                  Telex Number: 215653 MPRT UR
                  Telecopier Number: (213) 312-4224

                  If to Rosso:
                  Franco Rosso
                  Via Monti 19/2
                  Orbassano 1043
                  Torino, Italy

                  With a copy to:

                  Cohen & Cohen
                  9454 Wilshire Boulevard, Suite 605
                  Beverly Hills, California 90212
                  Attention: Barry E. Cohen, Esq.
                  Telecopier Number: (310) 247-8710

Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

                           5.8 Attorneys' Fees. In the event any party takes
legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's expenses, including attorneys' fees, incurred in such action.

                           5.9 Third Parties. Nothing in this Agreement,
expressed or implied, is intended to confer upon any person other than Rollerball or Rosso any rights or remedies under or by reason of this Agreement.

                           5.10 Execution and Delivery of Restatement of
Assignment of Rights and Royalty Agreement. This Agreement shall become binding upon and enforceable by the parties hereto only upon the full execution and delivery (by all named parties thereto) of the Restatement of Assignment of Rights and Royalty Agreement, dated as of the date of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth above.

                                                  ROLLERBALL INTERNATIONAL INC.


                                                  By: __________________________
                                                      Jack Forcelledo, President



                                                  ______________________________
                                                  FRANCO ROSSO


WITNESSED BY:
                                                  ______________________________
                                                  JAMES TO HARTNETT